SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2013

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On April 15, 2013, USA Technologies, Inc. (the “Company”) and Avidbank Corporate Finance, a division of Avidbank (the “Bank”), entered into a Third Amendment (the "Third Amendment”) to the Loan and Security Agreement dated as of June 21, 2012 previously entered into by them, as amended by a First Amendment thereto dated as of January 1, 2013, and by a Second Amendment thereto dated as of April 2, 2013  (collectively, the “Loan Agreement”). The Loan Agreement provides for a secured asset-based revolving line of credit facility (the “Line of Credit”). The Third Amendment provides that, among other things, the aggregate amount available under the Line of Credit will be increased from $3.0 million to $5.0 million, and the maturity date of the Line of Credit will be extended for another twelve months, or until June 21, 2014.

Prior to the Third Amendment, the aggregate amount of advances available to the Company under the Line of Credit could not exceed the lesser of (i) $3.0 million, or (ii) 75% of eligible accounts receivable as defined in the Loan Agreement plus 80% of the prior two months transaction processing revenues and networking service fees as defined in the Loan Agreement, provided that the amounts advanced on account of such processing revenues and service fees could not exceed $2.0 million without the Bank’s prior consent.

The Third Amendment provides that the aggregate amount of advances now available to the Company under the Line of Credit cannot exceed the lesser of (i) $5.0 million, or (ii) 80% of the prior three months transaction processing revenues and networking service fees as defined in the Loan Agreement.

Prior to the Third Amendment, the Company was required to maintain a balance of unrestricted cash in accounts with the Bank of at least $3.0 million. The Third Amendment now provides that if the amount of the Company's monthly "net cash provided by (used in) operating activities" including Jumpstart investments, as set forth in the Company's monthly cash flow statements prepared in accordance with GAAP (the "RML") is negative, the Company must maintain a balance of unrestricted cash in accounts with the Bank plus the availability under the Line of Credit of at least six times the RML. If the RML is positive, then in lieu of the foregoing requirement, the Company must maintain a minimum ratio of current assets to current liabilities of at least 1.00 to 1.00.

The foregoing summary of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which is filed hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

4.1	Warrant Certificate dated January 1, 2013 issued to Avidbank Holdings

10.1	First Amendment to Loan and Security Agreement dated as of January 1, 2013 between Avidbank Corporate Finance, a division of Avidbank and USA Technologies, Inc.

10.2	Second Amendment to Loan and Security Agreement dated as of April 2, 2013 between Avidbank Corporate Finance, a division of Avidbank and USA Technologies, Inc.

10.3	Third Amendment to Loan and Security Agreement dated as of April 11, 2013 between Avidbank Corporate Finance, a division of Avidbank and USA Technologies, Inc.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: April 19, 2013	By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Chairman and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description of Exhibit

4.1	Warrant Certificate dated as of January 1, 2013 issued to Avidbank Holdings

10.1	First Amendment to Loan and Security Agreement dated as of January 1, 2013 between Avidbank Corporate Finance, a division of Avidbank and USA Technologies, Inc.

10.2	Second Amendment to Loan and Security Agreement dated as of April 2, 2013 between Avidbank Corporate Finance, a division of Avidbank and USA Technologies, Inc.

10.3	Third Amendment to Loan and Security Agreement dated as of April 11, 2013 between Avidbank Corporate Finance, a division of Avidbank and USA Technologies, Inc.